EXHIBIT 99.1

BLUE EARTH ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

Henderson, Nevada, May 11, 2015--Blue Earth, Inc. NASDAQ: BBLU) an alternative/ renewable energy and energy efficiency services company, announced its results for the first quarter of 2015.

Total consolidated revenue for the first quarter of 2015 was $5,132,664 an increase of $1,898,447 or 58.7% when compared with consolidated revenue of $3,234,217 for the first quarter of 2014. The current revenues represent sales from the Company’s operating segments, Energy Efficiency & Technology ($1,434,503) and Construction ($3,698,161) as compared to sales of ($1,407,251) from Energy Efficiency & Technology and ($1,826,966) from Construction in the first quarter of 2014 .

Energy Efficiency & Technology sales include energy efficiency retrofits through Keep Your Cool™ programs, website sales, refrigeration/HVAC services and the UPStealth™ battery backup management systems. Construction sales are from the installation of renewable energy systems. Energy Efficiency & Technology’s revenues were essentially unchanged year on year reflecting continuing sales in the Keep Your Cool™ programs, website sales and refrigeration/HVAC services. Sales of UPStealth™ battery backup management systems were level year on year, but are expected to ramp up through the rest of the year because of an increased number of states where the product has been certified for use in signalization back up applications. Construction’s revenues increased due to the start of a major new project by the Company’s solar construction group.

Total consolidated gross profit for the first quarter of 2015 was $1,156,357 or 22.5% of revenues, compared to $1,445,908 or 44.7% of revenues for the first quarter of 2014. Energy Efficiency & Technology had a gross profit of $836,780 or 58.3% compared to $319,577 or 8.6% for Construction. By comparison in the first quarter of 2014, Energy Efficiency & Technology had a gross profit of $820,350 or 58.3% compared to $625,558 or 34.2% for Construction.

Total consolidated operating expenses for the first quarter of 2015 were $7,637,595 compared to $6,908,959 for the first quarter of 2014 an increase of $728,636 or 10.5% The increase in operating expenses for the first quarter of 2015 was primarily due to an increase in payroll costs and professional fees as a result of higher stock based compensation costs.

Net loss for the first quarter of 2015, was $6,306,884 as compared to a net loss of $5,686,460 for the first quarter of 2014, an increase of $620,424.  Excluding the non-cash expenses of common stock for services, amortization of intangible assets acquired for stock and stock options/warrants issued for services the loss would have been $3,106,571 and $2,750,165 for the first quarter of 2015 and 2014, respectively.

The net loss attributed to common shareholders was $6,306,884 in the first quarter 2015 compared to $6,079,348 in the first quarter of 2014 due to increased interest expenses, recognition of losses on equity investments and natural gas hedging. The increase was also due to  a decrease in gross margin and increased bad debt expense, both of which were related to the completion of legacy solar projects. These losses were partially offset by gains recognized from the settlement of litigation. The net loss translates to ($0.07) per basic and diluted share for the first quarter of 2015 as compared to a net loss of ($0.09) per basic and diluted share in the first quarter of 2014.

“The year on year increase in revenues is heartening and continues a trend that justifies the Company’s continuing investment in management personnel and platforms. Recent improvements in the sales of UPStealth™ battery backup management systems and the expected energy revenues from the completed combined heat and power (CHP) plant support management’s view that strong top line growth will continue. Through the balance of the year we expect declining losses due to improving gross profit and stable operating expenses.” stated Brett Woodard, CFO of Blue Earth, Inc.

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency and renewable energy sectors.  We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers.  For more information about Blue Earth, Inc., please visit www.blueearthinc.com.

Investor Relations Contact:

Blue Earth, Inc.

Liviakis Financial Communications, Inc.

John C. Francis

Michael Bayes

www.blueearthinc.com

www.liviakis.com

702.263.1808 Ext. 103

415.389.4670

jfrancis@blueearthinc.com

michael@liviakis.com

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858.794.9500
bprag@delmarconsulting.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements.  Words such as “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “should,” “intends,” “projects” and similar expressions are intended to identify forward-looking statements.  These statements relate to future events or to the Company’s future financial performance, and the performance of its business units. These forward-looking statements are based on the company’s current believes and expectations, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Investors should not place any undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-Ks, Form 10-Qs, Form 8-Ks, Proxy Statements and other filings. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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